SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                           NOCOPI TECHNOLOGIES, INC.
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                (Name of Registrant as Specified In Its Charter)

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                        NOCOPI ELECTS THREE NEW DIRECTORS


     WEST CONSHOHOCKEN, Pa., Nov. 5 /PRNewswire/ -- Nocopi Technologies, Inc. (OTC Bulletin Board: NNUP) today announced that it has elected three new directors to its Board: Michael McGovern, M. Kelly Tillery, Esq., and James Abrahart. They constitute part of a slate of six directors which will be proposed for election by shareholders at the 1999 Annual Meeting to be held on November 30, 1999.

     Mr. McGovern has been with the Company since June 1996 acting as Vice President-Sales and became its Chief Operating Officer in June 1999.

     Mr. Tillery is senior partner of a law firm in Philadelphia and is a member of the Board of Directors of the International Anti-Counterfeiting Coalition.

     Mr. Abrahart is the founder and major shareholder of Alto Group, which is an office equipment supplier with operations in the United States and Europe. He is presently the CEO of Alto US Inc., a subsidiary of Alto Group Ltd.

     "Nocopi is fortunate to have these persons on its Board," said Jack Halperin, Chairman of the Board. "Their participation will broaden the business expertise available to the Company and provide the opportunity for potential new business," he added.

FORWARD-LOOKING INFORMATION

     The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Act of 1995. Such forward-looking statements involve certain risks and uncertainties, including those identified in the Company's periodic filings with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or implied) will not be realized.

     Under the rules of the Securities and Exchange Commission, this press release may be deemed to be a solicitation by the Company. Under applicable SEC rules, the directors of the Company, Susan Cox, Dr. Arshavir Gundjian, Jack H. Halperin, Michael P. McGovern, James Abrahart and M. Kelly Tillery may be deemed "participants" in the Company's solicitation. The following participants are deemed to beneficially own shares of common stock of the Company in the following amounts: Dr. Gundjian - 135,750, Mr. Halperin - 160,000 and
Mr. McGovern - 7,050. Ms. Cox, Mr. Abrahart and Mr. Tillery do not beneficially own shares of common stock of the Company.

Source:  Nocopi Technologies, Inc.
         11/05/1999
         CONTACT:  Jack H. Halperin of Nocopi Technologies,
                   212-378-1200, ext. 105
         Web site: http://www.nocopi.com/
         (NNUP)